UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2019

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 962-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01                                           Other Events.

On April 23, 2019, Tellurian Trading UK Ltd (“Tellurian Trading”), a company incorporated in England and Wales and an indirect wholly owned subsidiary of Tellurian Inc. (“Tellurian”), entered into a master liquefied natural gas (“LNG”) sale and purchase agreement and related confirmation notices (the “SPA”) with an unrelated third-party LNG merchant, in furtherance of Tellurian’s strategy of developing its LNG marketing activities.  Pursuant to the SPA, Tellurian Trading has committed to purchase one cargo of LNG per quarter beginning in June 2020 through October 2022.  The quantity of each cargo is expected to range from 3.3 to 3.6 million MMBtu, and each cargo will be purchased on a “delivered ex ship” basis.  The price for each cargo will be based on the Platts Japan Korea Marker in effect at the time of each purchase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

Date: April 24, 2019	By:	/s/ Antoine J. Lafargue
	Name:	Antoine J. Lafargue
	Title:	Senior Vice President and Chief Financial Officer